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                                                                  Exhibit 10.02

                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

            THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT, made as of _________, 1997, (this "Agreement") among DEAN WITTER PORTFOLIO STRATEGY FUND L.P. (formerly, Dean Witter Principal Secured Futures Fund L.P.), a Delaware limited partnership (the "Partnership"), DEMETER MANAGEMENT CORPORATION, a Delaware corporation (the "General Partner"), and JOHN W. HENRY & COMPANY, INC., a California corporation (the "Trading Advisor").

                              W I T N E S S E T H:

            WHEREAS, the Partnership was formed pursuant to a certificate of limited partnership dated August 28, 1990 and amended its name pursuant to an amendment to its certificate of limited partnership on July 24, 1996 (as amended, the "Certificate of Limited Partnership") and a limited partnership agreement dated as of August 28, 1990 (as it may be amended from time to time, the "Limited Partnership Agreement");

            WHEREAS, the Partnership has issued units of limited partnership interest in connection with a public offering pursuant to a Prospectus dated October 30, 1990 (the "Original Prospectus");

            WHEREAS, the Partnership, the General Partner, and the Trading Advisor entered into a management agreement dated as of October 30, 1990 (the "Original Management Agreement") whereby the Trading Advisor agreed to provide certain services to the Partnership in connection with the Partnership's speculative trading in commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (collectively, "futures interests") and securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and to engage in all other activities incident thereto;

            WHEREAS, the Partnership and the General Partner each desire the Trading Advisor to continue to act as trading advisor for the Partnership and to continue to make investment decisions with respect to futures interests for the Partnership and the Trading Advisor desires to so act;

            WHEREAS, the Partnership plans to offer additional Units of Limited Partnership Interest ("Units") for sale to the public as described in a registration statement on Form S-1, to be filed with the Securities and Exchange Commission (the "SEC") and as it may
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be amended from time to time (the "Registration Statement") pursuant to the
Securities Act of 1933, as amended (the "Act") and a final prospectus (the "Prospectus") of the Partnership as filed with the SEC; and

            WHEREAS, the Partnership, the General Partner, and the Trading Advisor wish to amend and restate the Original Management Agreement as set forth in this Amended and Restated Management Agreement, which, among other things, sets forth certain terms and conditions upon which the Trading Advisor will continue to conduct the Partnership's futures interest trading.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Undertakings of the Trading Advisor Relating to the Offering of Units.

            The Trading Advisor shall cooperate with the Partnership and the General Partner in connection with: (a) (i) their preparation of the Registration Statement and any preliminary prospectus contained therein, and
(ii) their preparation of the Prospectus, in each case, as deemed necessary or desirable by the General Partner under the Act; (b) their filings of the Registration Statement and Prospectus with the SEC, the National Association of Securities Dealers (the "NASD"), the CFTC and the National Futures Association (the "NFA"); (c) their filing of the Registration Statement, Prospectus, or supplementary information relating thereto with appropriate governmental authorities as part of making applications for registration of the Units under the securities or Blue Sky laws of such jurisdictions as the General Partner may deem appropriate and the taking of such other actions, consistent with the Trading Advisor's current registrations and not inconsistent with this Agreement, as the General Partner may determine to be necessary or advisable in order to make the proposed offer and sale of Units lawful in such jurisdictions. The Trading Advisor shall make all disclosures regarding itself and its principals, its trading performance and trading approaches (provided, however, that nothing contained in this Agreement shall require the Trading Advisor to disclose proprietary information concerning its trading systems, strategies, methods and programs), its customer accounts, and such other matters as may be required or advisable under the Act and the Commodity Exchange Act of 1974, as amended and the rules and regulations thereunder, (the "CEAct"), in the reasonable judgment of the General Partner, to be made in the Registration Statement or Prospectus or any amendment or supplement thereof. The Partnership and the General Partner agree to keep confidential and not disseminate such details or any other information regarding the trading systems, strategies, methods and programs for specific trades made by the Trading Advisor to any of the limited partners of the Partnership or the customers, employees, agents, shareholders, officers, directors or affiliates of the General Partner of Dean Witter Reynolds, Inc. ("DWR") or any other person or entity, except such details as may be, in the reasonable judgment of the


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General Partner, necessary or appropriate for the conduct of the business of the
Partnership or as the latter relates to the Partnership or as required by law.

            2. Undertakings of the General Partner Relating to the Offering of Units.

            The General Partner shall use its best efforts to consummate the public offering of the Units (the "Offering") as contemplated by the Registration Statement. Notwithstanding the foregoing, the General Partner may:
(a) withdraw the Registration Statement from either or both of the SEC and CFTC (and, if required, so notify the NASD and NFA); (b) withdraw the applications filed under the securities or Blue Sky laws of the various jurisdictions from any or all of such jurisdictions; and (c) terminate the offering or the registration of Units with the SEC at any time. The foregoing actions shall have no effect on the Trading Advisor's obligation to continue providing services to the Partnership pursuant to the terms hereof. The General Partner shall incur no liability as a result of any actions taken pursuant to this Section 2; provided, however, that the General Partner shall not be relieved hereby of any liability that it may incur under other sections of this Agreement.

            3.    Duties of the Trading Advisor.

            (a) The Trading Advisor hereby agrees to continue to act as a trading advisor for the Partnership and, as such, shall have sole authority and responsibility for directing the investment and reinvestment of the net assets (as defined in Section 7(d) of the Limited Partnership Agreement, the "Net Assets") of the Partnership allocated to it; provided, however, that the General Partner may override the instructions of the Trading Advisor to the extent necessary (i) to comply with the trading policies of the Partnership described in writing to the Trading Advisor and with applicable speculative position limits, (ii) to fund any distributions, redemptions, or reapportionments among other trading advisors to the Partnership, (iii) to pay the Partnership's expenses, (iv) to the extent the General Partner believes doing so is necessary for the protection of the Partnership, (v) to terminate the futures interests trading of the Partnership, or (vi) to comply with any applicable law, regulation, order, judgment, or interpretation, or policy. The General Partner agrees not to override any such instructions for the reasons specified in clauses (ii) or (iii) of the preceding sentence unless the Trading Advisor fails to comply with a request of the General Partner to make the necessary amount of funds available to the Partnership within five days of such request. The Trading Advisor shall not be liable for the consequences of any decision by the General Partner to override instructions of the Trading Advisor, except to the extent that the Trading Advisor is in breach of this Agreement. In performing services for the Partnership, the Trading Advisor may not materially alter the trading programs used by the Trading Advisor in investing and reinvesting the Partnership's Net Assets in futures interests as described in the Prospectus without the prior written consent of the General Partner, it being understood that changes in the futures interests traded on leverage shall not be deemed a material alteration in the Trading Advisor's trading program(s) employed for the Partnership.


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            (b) The Trading Advisor shall:

                  (i) Exercise good faith and due care in trading futures interests for the account of the Partnership in accordance with (a) prohibitions and trading policies of the Partnership as described in the Prospectus and otherwise as provided in writing to the Trading Advisor by the General Partner and (b) the trading systems, programs, and strategies of the Trading Advisor as described in the Prospectus or such other trading systems, programs, and strategies of the Trading Advisor as the General Partner and the Trading Advisor shall agree, with such changes and additions to such trading systems, programs or strategies as the Trading Advisor, from time to time, incorporates into its trading approach for accounts the size of the Partnership.

                 (ii) Subject to reasonable assurances of confidentiality by the General Partner and the Partnership, provide the General Partner, within 30 days of a request therefor by the General Partner, with information comparing the performance of the Partnership's account and the performance of all other client accounts directed by the Trading Advisor using the trading programs used by the Trading Advisor for the Partnership over a specified period of time. In providing such information, the Trading Advisor may take such steps as are necessary to assure the confidentiality of the Trading Advisor's clients' identities. The Trading Advisor shall, upon the General Partner's request, consult with the General Partner concerning any discrepancies between the performance of such other accounts and the Partnership's accounts. The Trading Advisor shall promptly inform the General Partner of any material discrepancies of which the Trading Advisor is aware. The General Partner acknowledges that different trading strategies or methods may be utilized for different sized accounts, accounts with different trading policies, accounts experiencing differing inflows or outflows of equity, timing of orders, accounts which commence trading at different times, accounts which have different portfolios or different fiscal years, accounts with different expense and interest arrangements, that the Trading Advisor offers several different trading programs and that such differences may cause divergent trading results.

                (iii) Upon request of the General Partner and subject to reasonable assurances of confidentiality by the General Partner and the Partnership, provide the General Partner with all material information concerning the Trading Advisor other than proprietary information (including, without limitation, information relating to changes in control, principals, trading approach or any materially adverse change in the Trading Advisor's financial condition). The General Partner acknowledges that all trading instructions made by the Trading Advisor will be held in confidence by the General Partner, except to the extent necessary to conduct the business of the Partnership or as required by law, regulation, order, judgment or interpretive policy.

                 (iv) While the Trading Advisor is the sole advisor of the Partnership, monitor the speculative position limits applicable to the Partnership's trading so as to prevent the Partnership from exceeding such limits.


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                  (v) Inform the General Partner when the Trading Advisor's open positions maintained by the Trading Advisor exceed the Trading Advisor's applicable speculative position limits.

            (c) All purchases and sales of futures interests pursuant to this Agreement shall be for the account, and at the risk, of the Partnership and not for the account, or at the risk, of the Trading Advisor or any of its stockholders, directors, officers, or employees, or any other person, if any, who controls the Trading Advisor within the meaning of the Act. All brokerage fees arising from trading by the Trading Advisor shall be for the account of the Partnership. The Trading Advisor makes no representations as to whether its trading will produce profits or avoid losses.

            (d) Notwithstanding anything in this Agreement to the contrary, the Trading Advisor shall assume financial responsibility for any errors committed or caused by it in transmitting orders for the purchase or sale of futures interests for the Partnership's account, including, without limitation, payment to DWR, the commodity broker for the Partnership, of the floor brokerage commissions, exchange and NFA fees, and other transaction charges and give-up charges incurred by DWR on such trades but only for the amount of DWR's out-of-pocket costs in respect thereof. The Trading Advisor's errors shall include, but not be limited to, inputting improper trading signals or communicating incorrect orders to DWR. However, the Trading Advisor shall not be responsible for errors committed or caused by DWR or by floor brokers or by other futures commission merchants. The Trading Advisor shall have an affirmative obligation promptly to notify the General Partner of its own errors, and the Trading Advisor shall use its best efforts to identify and promptly notify the General Partner of any order or trade which the Trading Advisor reasonably believes was not executed in accordance with its instructions to DWR or such other commodity broker utilized to execute orders for the Partnership.

            4. Designation of Additional Trading Advisors and Reallocation of Net Assets.

            (a) If the General Partner at any time deems it to be in the best interests of the Partnership, the General Partner may, upon prior written notice to the Trading Advisor, designate an additional trading advisor or advisors for the Partnership and may apportion to such additional trading advisor(s) the management of such amounts of Net Assets as the General Partner shall determine in its absolute discretion. The designation of an additional trading advisor and the apportionment of Net Assets to such trading advisor pursuant to this Section 4 shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the Partnership, the General Partner and the Trading Advisor hereunder with respect to the assets that remain under the management of the Trading Advisor. In the event that Net Assets are reallocated from the Trading Advisor, the Trading Advisor shall thereafter receive management and incentive fees based, respectively, on that portion of the Net Assets managed by the Trading Advisor and the Trading Profits attributable to the trading by the Trading Advisor.


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            (b) The General Partner may at any time and from time to time upon two business days' prior notice reallocate Net Assets allocated to the Trading Advisor to any other trading advisor or advisors of the Partnership or allocate additional Net Assets upon two business days' prior notice to the Trading Advisor from such other trading advisor or advisors; provided that any such addition to or withdrawal from Net Assets allocated to the Trading Advisor will only take place on the last day of a month unless the General Partner determines that the best interests of the Partnership require otherwise.

            (c) The General Partner shall not, without the consent of the Trading Advisor, allocate to the Trading Advisor "notional" assets of the Partnership.

            5.    Trading Advisor Independent.

            For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized, have no authority to act for or represent the Partnership in any way or otherwise be deemed an agent of the Partnership. Nothing contained herein shall be deemed to require the Partnership to take any action contrary to the Limited Partnership Agreement, the Certificate of Limited Partnership of the Partnership as from time to time in effect (the "Certificate of Limited Partnership"), or any applicable law or rule or regulation of any regulatory body, exchange, or board. Nothing herein contained shall constitute the Trading Advisor and the Partnership or the General Partner as members of any partnership, joint venture, association, syndicate or other entity, or, except as specifically provided otherwise in this Agreement, be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. It is expressly agreed that the Trading Advisor is neither a promoter, sponsor or issuer with respect to the Partnership, nor does the Trading Advisor have any authority or responsibility with respect to the sale or issuance of Units.

            6.    Commodity Broker.

            The Trading Advisor shall effect all transactions in commodity interests for the Partnership through, and shall maintain a separate account with, such commodity broker or brokers as the General Partner shall direct. At the present time, DWR shall act as commodity broker for the Partnership. The General Partner will instruct DWR to provide the Trading Advisor with copies of brokerage statements. Notwithstanding that DWR shall act as commodity broker for the Partnership, the Trading Advisor may execute trades through floor brokers other than those employed by DWR so long as arrangements are made for such floor brokers to "give-up" or transfer the positions to DWR and provided that the rates to be charged by such floor brokers have been approved in advance by DWR.


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            7.    Fees.

            (a) Management Fee. The Partnership shall pay to the Trading Advisor a management fee equal to 1/3 of 1% per month (a 4% annual rate) of the Partnership's Net Assets (as defined in the Limited Partnership Agreement) allocated to the Trading Advisor as of the last day of each month (before deduction of the management fee, any accrued incentive fee and any redemptions, distributions or reallocations as of the end of such month).

            If during any month after the Partnership commences trading operations (including the month in which the Partnership commences such operations), the Partnership does not conduct the business operations or suspends trading, or, as a result of an act or material failure to act by the Trading Advisor, the Trading Advisor does not provide its services on any trading day then the management fee described above payable to the Trading Advisor will be prorated based on the ratio of the number of trading days in the month in which the Partnership engaged in trading operations or, as appropriate, in which the Trading Advisor provided its services to the total number of trading days in such month. If this Agreement is terminated on a date other than the end of a calendar month, the management fee described above shall be determined as if such date were the end of a calendar month, but such fee shall be prorated based on the ratio of the number of trading days in the month through the date of termination to the total number of trading days in the month.

            (b) Quarterly Incentive Fee. The Partnership shall pay a quarterly incentive fee with respect to the Net Assets of the Partnership allocated to the Trading Advisor equal to 15% of the "Trading Profits" (as defined below) as of the end of each calendar quarter; provided, however, that if the Closing (as defined in the Prospectus) is as of the first business day after a month-end that is not the end of a calendar quarter, and if at such Closing an incentive fee has accrued on Trading Profits, the accrued incentive fee shall become due and be paid to the Trading Advisor on such closing date even if it does not coincide with the end of a calendar quarter.

            If this Agreement is terminated on a date other than the end of a calendar quarter, the incentive fee described above shall be determined as if such date were the end of a calendar quarter. Any accrued incentive fees with respect to Units redeemed at the end of a month which is not the end of a calendar quarter will be deducted and paid to the Trading Advisor at the time of redemption, and "Trading Profits" with respect to such Units will not be included for purposes of determining incentive fees thereafter. The quarterly incentive fee will be charged against the Net Assets allocated to each of the Trading Advisor's trading programs based upon the portion of the "Trading Profits" for the quarter generated by each trading program.

            As used herein, the term "Trading Profits" shall mean net futures interests trading profits (realized and unrealized) earned on the Net Assets allocated to the Trading Advisor, including interest income credited to the Partnership by DWR on its assets held in its futures interest account with DWR, decreased by monthly management fees, brokerage commissions, floor brokerage fees, "give up" of transfer fees, NFA fees, other transaction


                                      -7-
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fees and costs, administrative expenses, and other fees and expenses (excluding incentive fees payable) of the Partnership; with such Trading Profits and items of decrease determined from the last date as of which such incentive fee was earned by the Trading Advisor or, if no incentive fee has been earned previously by the Trading Advisor, from the date that the Partnership commenced trading to the end of the calendar quarter as of which such incentive fee calculation is being made. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits.

            If any payment of incentive fees is made to the Trading Advisor on account of Trading Profits earned on the Net Assets allocated to the Trading Advisor and the Trading Advisor thereafter fails to earn Trading Profits or experiences losses for any subsequent calendar quarter, the Trading Advisor shall be entitled to retain such amounts of incentive fees previously paid to the Trading Advisor in respect of such Trading Profits. However, no subsequent incentive fees shall be payable to the Trading Advisor until the Trading Advisor has again earned Trading profits; provided, however, that if Net Assets allocated to the Trading Advisor are increased or reduced because of subscriptions, redemptions, distributions, or reallocations which occur at the end of, or subsequent to, a month in which the Trading Advisor experiences a futures interest trading loss, the trading loss that must be recovered before the Net Assets allocated to the Trading Advisor will be deemed to experience Trading Profits will be equal to (i) the amount of the unrecovered trading loss multiplied by (ii) a fraction the numerator of which shall be the Net Assets allocated to the Trading Advisor immediately after such subscriptions redemptions, distributions or reallocations, and the denominator of which shall be the Net Assets allocated to the Trading Advisor immediately before such redemptions, distributions or reallocations.

            (c) The Partnership will remit the management and incentive fees to the Trading Advisor as soon as practicable, but in no event later than 30 days, in the case of the management fee, or 45 days in the case of any incentive fee, of the month-end as of which they are due, together with an itemized statement showing the calculations.

            8.    Term.

            This Agreement shall continue in effect for a period of two years after the date of the Closing. At least ninety days prior to the expiration of such two-year period, the Trading Advisor may terminate this Agreement by providing written notice to the Partnership indicating that the Trading Advisor desires to terminate such Agreement at the end of such two-year period. If the Agreement is not terminated upon the expiration of the three-year period this Agreement shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until this Agreement is otherwise terminated, as provided for herein. At least ninety days prior to the expiration of any such one-year period, the Trading Advisor may terminate this Agreement at the end of the current one-year period by providing written notice to the Partnership indicating that the Trading Advisor desires to terminate such Agreement at the end of such one-year period. This Agreement shall terminate if the Partnership terminates. The Partnership shall have the right to terminate this


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Agreement at its discretion (a) at any month end upon 5 days' prior written notice to the Trading Advisor, or (b) at any time specified in written notice to the Trading Advisor upon the occurrence of any of the following events: (i) if John W. Henry ceases for any reason to be a principal of the Trading Advisor;
(ii) if the Trading Advisor becomes bankrupt or insolvent; (iii) if the Trading Advisor is unable to use its trading programs or methods as in effect on the date hereof and as refined and modified in the future for the benefit of the Partnership; (iv) if the registration, as a commodity trading advisor, of the Trading Advisor with the CFTC or its membership in the NFA is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect;
(v) except as provided in Section 13 hereof, if the Trading Advisor merges or consolidates with, or sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, any portion of its futures interests trading programs or methods, or its good will to, any individual or entity; (vi) if the amount of the Trading Advisor's allocated Net Assets shall decline from the amount of the allocated Net Assets immediately following the Closing (after adjusting for subscriptions, distributions, redemptions, or reallocations, if any) by 50% or more as a result of trading losses; (vii) if, at any time, the Trading Advisor violates any trading or administrative policy as described in the Prospectus or as set forth in writing to the Trading Advisor by the General Partner, except with the prior express written consent of the General Partner; or (viii) if the Trading Advisor fails in a material manner to perform any of its obligations under this Agreement. The Trading Advisor may terminate this Agreement at any time, upon 30 days prior written notice to the Partnership, in the event: (i) that the General Partner imposes additional trading limitation(s) in the form of one or more trading policies or administrative policies which the Trading Advisor does not agree to follow in its management of its allocable share of the Partnership's Net Assets; (ii) the General Partner objects to the Trading Advisor implementing a proposed material change in the Trading Advisor's trading program(s) or method(s) used by the Partnership and Trading Advisor certifies to the General Partner in writing that it believes such change is in the best interests of the Partnership; (iii) the General Partner overrides a trading instruction of the Trading Advisor for reasons unrelated to a determination by the General Partner that the Trading Advisor has violated the Partnership's trading policies and the Trading Advisor certifies to the General Partner in writing that as a result, the Trading Advisor believes the performance results of the Trading Advisor relating to Partnership will be materially adversely affected; (iv) the Partnership materially breaches this Agreement and does not correct the breach within 10 days of receipt of a written notice of such breach from the Trading Advisor; (v) the Partnership's Net Assets, as of the close of business (as determined by the General Partner) on any day, decline to $5,000,000 or less; or (vi) the Trading Advisor has amended its trading programs used for the Partnership to include a foreign futures or option contract which may lawfully be traded by the Partnership under CFTC regulations and counsel, mutually acceptable to the parties, has not opined that such inclusion would cause adverse tax consequences to Limited Partners and the General Partner does not consent to the Trading Advisor's trading such contract for the Partnership within 5 business days of a written request by the Trading Advisor to do so, and, if such consent is given, does not make arrangements to facilitate such trading within 30 days of such notice.

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            The indemnities set forth in Section 9 hereof shall survive any termination of this Agreement.

            9.    Standard of Liability; Indemnifications.

            (a) Limitation of Trading Advisor Liability. In respect of the Trading Advisor's role in the futures interests trading of the Partnership's assets, none of the Trading Advisor, or its controlling persons, its affiliates, and their respective directors, officers, shareholders, employees or controlling persons shall be liable to the Partnership or the General Partner or their partners, officers, shareholders, directors or controlling persons except that the Trading Advisor shall be liable for acts or omissions of any such person provided that such act or omission constitutes a breach of this Agreement or a representation, warranty or covenant herein, misconduct or negligence or is the result of any such person not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Partnership.

            (b) Trading Advisor Indemnity in Respect of Management Activities. The Trading Advisor shall indemnify, defend and hold harmless the Partnership and the General Partner, their controlling persons, their affiliates and their respective directors, officers, shareholders, employees, and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs, and expenses (including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading Advisor shall have approved such settlement) incurred as a result of any action or omission involving the business or activities undertaken by the Trading Advisor pursuant to this Agreement (including the Original Management Agreement); provided that such liability arises from an act or omission of the Trading Advisor, or any of its controlling persons or affiliates or their respective directors, officers, partners, shareholders, or employees which is found by a court of competent jurisdiction upon entry of a final judgment (or, if no final judgment is entered, by an opinion rendered by counsel who is approved by the Partnership and the Trading Advisor, such approval not to be unreasonably withheld) to be a breach of this Agreement (including the Original Management Agreement) or a representation, warranty or covenant herein or in the Original Management Agreement, the result of bad faith, misconduct or negligence, or conduct not done in good faith in the reasonable belief that it was in, or not opposed to, the best interests of the Partnership. The termination of any demand, claim, lawsuit, action or proceeding by settlement shall not, in itself, create a presumption that the conduct in question was not undertaken in good faith in a manner reasonably believed to be in, or not opposed to, the best interest of the Partnership.

            (c) Partnership and General Partner Indemnity in Respect of Management Activities. The Partnership and the General Partner shall, jointly and severally, indemnify, defend, and hold harmless the Trading Advisor, its controlling persons, their affiliates and their respective directors, officers, shareholders, employees, and controlling persons, from and against any and all losses, claims, damages, liabilities (joint and several), costs, and expenses

(including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the General Partner and the Partnership shall have approved such settlement) resulting from a demand, claim, lawsuit, action, or proceeding (other than those incurred as a result of claims brought by or in the right of an indemnified party) relating to the business or activities undertaken by the Trading Advisor pursuant to this Agreement (including the Original Management Agreement) or a breach of this Agreement (including the Original Management Agreement) by the General Partner or the Partnership or a breach of a representation, warranty or covenant herein or in the Original Management Agreement by the General Partner or Partnership; provided that a court of competent jurisdiction upon entry of a final judgment finds (or, if no final judgment is entered, an opinion is rendered to the General Partner and the Partnership by independent counsel reasonably acceptable to both parties) to the effect that the action or inaction of such indemnified party that was the subject of the demand, claim, lawsuit, action, or proceeding did not constitute negligence, misconduct, or a breach of this Agreement (including the Original Management Agreement) by the Trading Advisor or any of its controlling persons, their affiliates or their respective directors, officers, shareholders, employees or controlling persons or a representation, warranty or covenant of the Trading Advisor herein or in the Original Management Agreement and was done in good faith and in a manner such indemnified party reasonably believed to be in, or not opposed to, the best interests of the Partnership. The termination of any demand, claim, lawsuit, action or proceeding by settlement shall not, in itself, create a presumption that the conduct in question was not undertaken in good faith in a manner reasonably believed to be in, or not opposed to, the best interest of the Partnership.

            (d) Notwithstanding anything in the above to the contrary, John W. Henry shall have no liability to the General Partner or the Partnership under this Agreement (including the Original Management Agreement) or in connection with the transactions contemplated by this Agreement (including the Original Management Agreement) except for fraud and willful misconduct by John W. Henry.

            (e) The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified person.

            (f) Promptly after receipt by an indemnified person of notice of the commencement of any action, claim, or proceeding to which any of the indemnities may apply, the indemnified person will notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party hereunder; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified person hereunder, except where such omission has materially prejudiced the indemnifying party. In case any action, claim, or proceeding is brought against an indemnified person and the indemnified person notifies the indemnifying party of the commencement thereof as provided above, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party desires, to assume the defense thereof with counsel selected by the indemnifying party and not unreasonably disapproved by the indemnified person. After notice from the indemnifying party to the indemnified person of the indemnifying party's election so to assume the defense thereof as provided above, the indemnifying party will not be liable to the indemnified person under the indemnity provisions hereof for any legal and other expenses subsequently incurred by the indemnified person in connection with the defense thereof, other than reasonable costs of investigation.

            Notwithstanding the preceding paragraph, if, in any action, claim, or proceeding as to which indemnification is or may be available hereunder, an indemnified person reasonably determines that its interests are or may be adverse, in whole or in part, to the indemnifying party's interests or that there may be legal defenses available to the indemnified person which are inconsistent with the defenses available to the indemnifying party, the indemnified person may retain its own counsel in connection with such action, claim, or proceeding and will be indemnified by the indemnifying party for any legal and other expenses reasonably incurred in connection with investigating or defending such action, claim, or proceeding.

            In no event will the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified persons in connection with any one action, claim, or proceeding or in connection with separate but similar or related actions, claims, or proceedings in the same jurisdiction arising out of the same general allegations. The indemnifying party will not be liable for any settlement of any action, claim, or proceeding effected without the indemnifying party's express written consent, but if any action, claim, or proceeding is settled with the indemnifying party's express written consent or if there is a final judgment for the plaintiff in any such action, claim, or proceeding, the indemnifying party will indemnify, defend, and hold harmless an indemnified person as provided in this Section 9.

            (g) The exculpation provisions in the selling agreement among the Partnership, General Partner, DWR, and Trading Advisor dated as of _______, 1997 (the "Selling Agreement") shall not relieve any party thereto from any liability it may have or incur to any party under this Agreement. Neither shall any party to Selling Agreement be entitled to be indemnified by any party thereto, pursuant to the indemnification provisions contained in the Selling Agreement, against any loss, liability, damage, cost or expense it may incur under this Agreement.

            10.   Right to Advise Others and Uniformity of Acts and Practices.

            (a) The Trading Advisor is engaged in the business of advising investors as to the purchase and sale of futures interests. During the term of this Agreement, the Trading Advisor, its principals and affiliates, will be advising other investors (including affiliates and the stockholders, officers, directors, and employees of the Trading Advisor and its affiliates and their families) and trading for their own accounts. However, under no circumstances shall the Trading Advisor by any act or omission favor any account advised or managed by the

Trading Advisor over the account of the Partnership in any way or manner (other than by charging different management and/or incentive fees). The Trading Advisor agrees to treat the Partnership in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard, the Trading Advisor or any of its principals or affiliates shall be free to advise and manage accounts for other investors and shall be free to trade on the basis of the same trading programs, methods, or strategies employed by the Trading Advisor for the account of the Partnership, or trading programs, methods, or strategies which are entirely independent of, or materially different from, those employed for the account of the Partnership, and shall be free to compete for the same futures interests as the Partnership or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately prefer any of such accounts over the account of the Partnership.

            (b) The Trading Advisor shall not be restricted as to the number or nature of its clients, except that: (i) so long as the Trading Advisor acts as a trading advisor for the Partnership, neither the Trading Advisor nor any of its principals or affiliates shall hold knowingly any position or control any other account which would cause the Partnership, the Trading Advisor, or the principals or affiliates of the Trading Advisor to be in violation of the CEAct, any applicable rule or regulation of the CFTC or any other regulatory body, exchange, or board; and (ii) neither the Trading Advisor nor any of its principals or affiliates shall render trading advice to any other individual or entity or otherwise engage in activity which shall knowingly cause positions in futures interests to be attributed to the Trading Advisor under the rules or regulations of the CFTC or any other regulatory body, exchange, or board so as to require the significant modification of positions taken or intended for the account of the Partnership; provided that the Trading Advisor may modify its trading programs, methods, or strategies to accommodate the trading of additional funds or accounts. If applicable speculative position limits are exceeded by the Trading Advisor in the opinion of (i) independent counsel (who shall be other than counsel to the Partnership), (ii) the CFTC, or (iii) any other regulatory body, exchange, or board, the Trading Advisor and its principals and affiliates shall promptly liquidate positions in all of their accounts, including the Partnership's account, as to which positions are attributed to the Trading Advisor as nearly as possible in proportion to the accounts' respective amounts available for trading (taking into account different degrees of leverage and "notional" equity) to the extent necessary to comply with the applicable position limits.

            11.   Representations, Warranties, and Covenants of the Trading
                  Advisor.

            (a) Representations and Warranties of the Trading Advisor. The Trading Advisor with respect to itself and each of its principals represents and warrants to and agrees with the General Partner and the Partnership as follows:

                (i) The Trading Advisor is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation and is qualified to do business as a foreign corporation and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Trading Advisor's ability to perform its duties under this Agreement. The Trading Advisor has full corporate power and authority to perform its obligations under this Agreement.

                (ii) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and is a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms.

                (iii) Each of the Trading Advisor and each "principal" of the Trading Advisor, as defined in Rule 3.1 under the CEAct, has all federal and state governmental, regulatory and exchange licenses and approvals and has effected all filings and registrations with federal and state governmental and regulatory agencies required to conduct its or his business and to act as described in this Agreement. The Trading Advisor is registered as a commodity trading advisor under the CEAct and is a member of the NFA in such capacity.

                (iv) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein, the consummation of the transactions contemplated herein and in the Prospectus and the payment of the fees hereunder will not violate, or constitute a breach of, or default under, the certificate of incorporation or bylaws of the Trading Advisor or any agreement or instrument by which it is bound or of any order, rule, law or regulation binding on it of any court or any governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over it.

            (b) Covenants of the Trading Advisor. The Trading Advisor covenants and agrees that:

                  (i) It will exercise good faith and due care in using its trading programs on behalf of the Partnership as described in the Prospectus (as modified from time to time) or any other trading programs of the Trading Advisor to which a portion of the Partnership's Net Assets are allocated.

                  (ii) The Trading Advisor shall follow, at all times, the Trading Policies of the Partnership (as described in the Prospectus) and as amended in writing and furnished to the Trading Advisor from time to time.

                  (iii) The Trading Advisor shall trade only in futures and option contracts traded on U.S. contract markets, foreign currency forward contracts traded with DWR, and such other futures interests which are approved in writing by the General Partner.

                  (iv) The Trading Advisor shall use its best efforts to maintain all registrations and memberships necessary for the Trading Advisor to continue to act as described herein and to at all times comply in all material respects with all applicable laws, rules, and regulations, to the extent that the failure to so comply would have a materially adverse effect on the Trading Advisor's ability to act as described herein.

                  (v) The Trading Advisor shall inform the General Partner immediately as soon as the Trading Advisor or any of its principals becomes the subject of any investigation, claim or proceeding of any regulatory authority having jurisdiction over such person or becomes a named party to any litigation materially affecting the business of the Trading Advisor. The Trading Advisor shall also inform the General Partner immediately if the Trading Advisor or any of its officers becomes aware of any breach of this Agreement by the Trading Advisor.

            12. Representations, Warranties and Covenants of the General Partner and the Partnership.

            (a) Representations and Warranties. The General Partner and the Partnership represent and warrant to the Trading Advisor, as follows:

                  (i) The Partnership is a limited partnership duly organized pursuant to the Certificate of Limited Partnership, the Limited Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act ("DRULPA") and is validly existing under the laws of the State of Delaware with full power and authority to engage in the trading of futures interests and to engage in its other contemplated activities as described in the Prospectus; the Partnership has received a certificate of authority to do business in the State of New York as provided by Article 8-A of the New York Revised Limited Partnership Act and is qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and where failure to be so qualified could materially adversely affect the Partnership's ability to perform its obligations hereunder.

                  (ii) The General Partner is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware and in good standing and qualified to do business as a foreign corporation under the laws of the State of New York and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the General Partner's ability to perform its obligations hereunder.

                  (iii) The Partnership and the General Partner have full partnership or corporate power and authority under applicable law to conduct their business and to perform their respective obligations under this Agreement.

                  (iv) This Agreement has been duly and validly authorized, executed and delivered by the General Partner on behalf of the Partnership and the General Partner and constitutes a valid, binding and enforceable agreement of the Partnership and the General Partner in accordance with its terms.

                  (v) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not violate, or constitute a breach of, or default under, the General Partner's certificate of incorporation, bylaws, the Certificate of Limited Partnership, or the Limited Partnership Agreement or any agreement or instrument by which either the General Partner or the Partnership, as the case may be, is bound or any order, rule, law or regulation applicable to the General Partner or the Partnership of any court or any governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over the General Partner or the Partnership.

            (b) Covenants of the General Partner. The General Partner covenants and agrees that:

                  (i) The General Partner shall use its best efforts to maintain all registrations and memberships necessary for the General Partner to continue to act as described herein and in the Prospectus and to all times comply in all material respects with all applicable laws, rules, and regulations, to the extent that the failure to so comply would have a materially adverse effect on the General Partner's ability to act as described herein and in the Prospectus.

                  (ii) The General Partner shall inform the Trading Advisor immediately as soon as the General Partner or any of its principals becomes the subject of any investigation, claim, or proceeding of any regulatory authority having jurisdiction over such person or becomes a named party to any litigation materially affecting the business of the General Partner. The General Partner shall also inform the Trading Advisor immediately if the General Partner or any of its officers become aware of any breach of this Agreement by the General Partner.

                  (iii) The Partnership will furnish to the Trading Advisor copies of the Registration Statement, the Prospectus, and all amendments and supplements thereto, in each case as soon as available.

            13.   Merger or Transfer of Assets of Trading Advisor.

            The Trading Advisor may merge or consolidate with, or sell or otherwise transfer its advisory business, or all or a substantial portion of its assets, any portion of its commodity trading systems or methods, or its goodwill, to any entity that is directly or indirectly controlled by, controlling, or under common control with, the Trading Advisor, provided that:
(i) the Trading Advisor provides written notice to the General Partner at least 30 days before the effective date of such merger, consolidation, sale, or transfer; and (ii) such entity expressly assumes all obligations of the Trading Advisor under this Agreement and agrees to continue to operate the business of the Trading Advisor, substantially as such business is being conducted on the date hereof.

            14.   Complete Agreement.

            This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless in writing and signed by the party against whom enforcement is sought.

            15.   Assignment.

            This Agreement may not be assigned by any party hereto without the express written consent of the other parties hereto.

            16.   Amendment.

            This Agreement may not be amended except by the written consent of the parties hereto.

            17.   Severability.

            The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid provision or covenant shall be deemed to be severable.

            18.   Disclosure Documents.

                  (a) During the term of this Agreement, the Trading Advisor shall furnish to the General Partner promptly copies of all disclosure documents filed with the CFTC or NFA by the Trading Advisor. The General Partner acknowledges receipt of the Trading Advisor's disclosure document dated August __, 1996. Failure to provide a disclosure document shall not constitute breach of this Agreement unless the Trading Advisor fails to provide a document within 7 days of a request.

                  (b) The General Partner and the Partnership will not distribute or supplement any promotional material relating to the Trading Advisor unless the Trading Advisor has received reasonable prior notice of and a copy of such promotional material and has not reasonably objected thereto in writing.

            19.   Notices.

            All notices required to be delivered under this Agreement shall be in writing and shall be effective when delivered personally on the day delivered, or when given by registered or certified mail, postage prepaid, return receipt requested, on the second business day following the day on which it is so mailed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

            if to the Partnership:

                  Dean Witter Portfolio Strategy Fund L.P.
                  c/o Demeter Management Corporation
                  2 World Trade Center
                  62nd Floor
                  New York, New York  10048

            if to the General Partner:

                  Demeter Management Corporation
                  2 World Trade Center
                  62nd Floor
                  New York, New York  10048
                  Attn: Mark J. Hawley

            if to the Trading Advisor:

                  John W. Henry & Company, Inc.
                  One Glendinning Place
                  Westport, Connecticut 06880
                  Attn: Elizabeth Kenton

            20.   Survival.

            The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

            21.   Governing Law.

            This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. If any action or proceeding shall be brought by a party to this Agreement or to enforce any right or remedy under this Agreement, each party hereto hereby consents and will submit to the jurisdiction of the courts of the State of New York or any Federal court sitting in the County, City and State of New York. Any action or proceeding brought by any party to this Agreement to enforce any right, assert any claim or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the courts of the State of New York or any Federal court sitting in the County, City and State of New York.

            22.   Remedies.

            In any action or proceeding arising out of any of the provisions of this Agreement, the Trading Advisor agrees not to seek any prejudgment equitable or ancillary relief. The Trading Advisor agrees that its sole remedy in any such action or proceeding shall be to seek actual monetary damages for any breach of this Agreement.

            23.   Headings.

            Headings to sections herein are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            24.   Counterparts.

            This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                              DEAN WITTER PORTFOLIO STRATEGY FUND L.P.
                              by Demeter Management Corporation,
                                   General Partner

                              By________________________________


                              DEMETER MANAGEMENT CORPORATION

                              By________________________________


                              JOHN W. HENRY & COMPANY, INC.

                              By________________________________